UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2025
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Precision BioSciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 919 314-5512
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On November 10, 2025, Precision BioSciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC (the “Underwriter”), in connection with the offering (the “Offering”), issuance and sale by the Company of 10,815,000 shares of its common stock, $0.000005 par value per share (the “Common Stock”) and accompanying one-half warrants to purchase up to 5,407,500 shares of Common Stock at a combined price of $6.14 and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to 1,400,000 shares of its Common Stock and accompanying one-half warrants to purchase up to 700,000 shares of Common Stock at a combined price of $6.139995, which represents the per share offering price for the shares of Common Stock less the $0.000005 per share exercise price for each pre-funded warrant. Each whole warrant has a five-year term and an exercise price of $7.25 per share. The Company estimates the net proceeds from the offering will be approximately $70.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and excluding any proceeds the Company may receive upon exercise of the warrants or pre-funded warrants being sold in the Offering. The Company intends to use the net proceeds of the Offering to fund ongoing and planned research and development, and for working capital and other general corporate purposes.
The shares of Common Stock, warrants and pre-funded warrants are being sold pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-272540). A prospectus supplement relating to the offer and sale of the Common Stock and warrants has been filed with the Securities and Exchange Commission. The closing of the Offering is expected to occur on November 12, 2025, subject to customary closing conditions.
The warrants have an exercise price of $7.25 per share, are immediately exercisable, expire five years from the date of issuance, and are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and holders of the warrants also are entitled to participate on an as-exercised basis with respect to the Company’s stockholders. In the event of a fundamental transaction, the holders of the warrants are entitled to receive from the Company, or any successor entity, cash equal to the Black Scholes Value of the unexercised portion of the warrants, or, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrants, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction. The warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled.
The pre-funded warrants are exercisable at any time after their original issuance and are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and holders of the pre-funded warrants also are entitled to participate on an as-exercised basis with respect to the Company’s stockholders. In the event of a fundamental transaction, a holder of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. The pre-funded warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled.
A holder of a warrant or pre-funded warrant will not be entitled to exercise any portion of such warrant or pre-funded warrant that, upon giving effect to such exercise, (i) to the extent the holder immediately prior to the date of issuance of the warrants or pre-funded warrants beneficially owns an amount less than 10.00% of the number of shares of our Common Stock outstanding at such time, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to exceed 4.99% (or 9.99% at the election of the holder) of the total number of then issued and outstanding shares of Common Stock or (ii) to the extent the holder immediately prior to the date of issuance of the warrants or pre-funded warrants beneficially owns an amount equal to or greater than 10.00% of the number of shares of our Common Stock outstanding at such time, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 19.99% of the total number of then issued and outstanding shares of Common Stock, as such percentage ownership, in each case of (i) and (ii), is determined in accordance with the terms of the warrant or pre-funded warrant and subject to such holder’s rights under the warrant or pre-funded warrant to increase or decrease the applicable percentage to any other percentage upon at least 61 days’ prior notice from such holder to us.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.
The foregoing descriptions of the Underwriting Agreement, the form of warrant, and the form of pre-funded warrant are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the form of warrant and the form of pre-funded warrant, copies of which are filed, respectively, as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated by reference herein.
Latham & Watkins LLP, counsel to the Company, has issued an opinion regarding the validity of the shares of Common Stock, the shares of Common Stock issuable upon exercise of the warrants and pre-funded warrants, the warrants and the pre-funded warrants offered and sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
The Company issued a press release on November 10, 2025 announcing the pricing of the Offering, which press release is attached as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits
The following exhibits relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 10, 2025 between the Company and Guggenheim Securities, LLC

4.1	Form of Warrant

4.2	Form of Pre-Funded Warrant

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press release of Precision BioSciences, Inc. dated November 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date:	November 12, 2025	By:	/s/ John Alexander Kelly
John Alexander Kelly Chief Financial Officer